EXHIBIT 10.31

TEXTRON FINANCIAL
Textron Financial Corporation, Subsidiary of Textron Inc.

GUARANTY

This Guaranty is executed as of February 7, 2007 by the undersigned guarantor(s) (individually and collectively, "Guarantor") in favor of Textron Financial Corporation ("TFC") and each of TFC's affiliates (individually and collectively, "Textron"). For purposes of this Guaranty, any party which controls TFC, is controlled by TFC, or is under common control with TFC, shall be deemed an affiliate of TFC.

RECITALS
A. Textron may, from time to time, enter into agreements with Deer Valley Homebuilders, Inc. (Individually or collectively "Obligor");

B. Textron is unwilling to enter into agreements with Obligor, unless Guarantor unconditionally guarantees to Textron the payment and/or performance of all obligations of Obligor at any time owing to Textron.
AGREEMENT

With knowledge that Textron will enter into agreements with Obligor in reliance upon the existence of this Guaranty, Guarantor agrees with Textron as follows:

1. Guaranty. Guarantor unconditionally and irrevocably guarantees to Textron (except as hereinafter expressly provided as to revocability), without off-set or deduction, the prompt payment andfar performance of all indebtedness, obligations and liabilities of Obligor at any time owing to Textron, whether direct or indirect, matured or unmatured, primary or secondary, or certain or contingent (individually, a "Guaranteed Obligation" and, collectively, the "Guaranteed Obligations"), This Guaranty is a guaranty of payment and not a guaranty of collection. Guarantor guarantees to Textron the punctual and faithful performance by Obligor of each and every Guaranteed Obligation. If Obligor defaults in the payment or performance of any Guaranteed Obligation, if there exists any event or condition which, with notice and/or the passage of time, would constitute a default under any Guaranteed Obligation, or if there is a liquidation, bankruptcy, assignment for the benefit of creditors or similar proceeding affecting the status, existence, assets or obligations of Obligor, Guarantor shall pay directly to Textron the sums which Obligor is obligated to pay to Textron, whether by acceleration or otherwise, and promptly perform all other Guaranteed Obligations. if Textron is required tc retum any payment made to Textron by or on behalf of Obligor, whether as a result of Obligor's bankruptcy, reorganization or otherwise, Guarantor acknowledges that this Guaranty covers all such amounts.

2. Continuing Nature of Guaranty. This Guaranty is a continuing guarantee and shall apply without regard to the form or the amount of the Guaranteed Obligations in existence at any time. Guarantor may prospectively revoke this Guaranty by sending written notice, by certified mail, return receipt requested, to Textron at the address for Textron specified below (the "Revocation Notice"). The revocation of this Guaranty shall not be effective with respect to any Guaranteed Obligation arising on or prior to the date occurring fifteen (15) days after Textron's receipt of the Revocation Notice (the "Revocation Date") or arising at any time after the Revocation Date, if arising as the result of a commitment made by Textron to Obligor on or prior to the Revocation Date.

3. Absolute Nature of Guaranty. The obligations of Guarantor under this Guaranty are absolute and unconditional. Guarantor shall not be released from such obligations for any reason, nor shall such obligations be reduced, diminished or discharged for any reason, Including:

(a)
Modifications and Indulgences. Any modification, renewal or alteration of any agreement, document or instrument relating to any Guaranteed Obligation, or any indulgence, adjustment, preference, extension or compromise made by Textron in favor of Obligor or Guarantor.

(b)
Condition of Obligor or Guarantor. Any insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or similar proceeding affecting Obligor or Guarantor; any sale, lease or other disposition of any of the assets of Obligor or Guarantor; or any reorganization of, or change in the composition of the shareholders, partners or members of, Obligor or Guarantor.

(c)
Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of any Guaranteed Obligation for any reason whatsoever, including, but not limited to; the existence of valid defenses, counterclaims or off-sets to any Guaranteed Obligation; the violation of applicable usury laws by any Guaranteed Obligation; or the inauthenticity of any document or instrument relating to the Guaranteed Obligations.

(d) Release of Obligor. Any complete or partial release of Obligor or any other party from any Guaranteed Obligation.

(e) Release of Collateral: Care of Collateral; Status of Liens. Any release, surrender, exchange, deterioration, waste, loss or impairment of any collateral securing payment of any Guaranteed Obligation (the "Collateral"), whether negligent or willful; the failure of Textron or any other party to exercise reasonable care in the preservation, protection, sale or other treatment of any of the Collateral; the failure of Textron to create or perfect any security interest intended to be given by Obligor in connection with any Guaranteed Obligation (a "Security Interest"); the unenforceability of any Security Interest; the subordination of any Security Interest to any other lien or encumbrance; or the taking or accepting by Textron of any other security for, or assurance of payment of, any Guaranteed Obligation.

(f)
Other Action or Inaction. Any other action or inaction on the part of Textron, whether or not such action or inactionprejudices Guarantor or increases the likelihood that Guarantor will be required to pay or perform any Guaranteed Obligation pursuant to the terms hereof.

it is the obligation of Guarantor to discharge the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not particularly described herein. Guarantor is not entering into this Guaranty in reliance on the value or the availability of any of the Collateral. Guarantor acknowledges that Guarantor may be required to pay the Guaranteed Obligations, in full, without the assistance or support of any other party. Guarantor has not been induced to enter into this Guaranty on the basis that any party other than Obligor will be liable to perform any Guaranteed Obligation or that Textron will look to any other party to perform any Guaranteed Obligation. If this Guaranty is signed by more than one party, the obligations of such parties are joint and several and Textron may release, or settle with, any of such parties without affecting the liability of any other party to this Guaranty. To the extent that this Guaranty is secured by property of Grantor, Textron shall not be obligated to release its security interest in such property until all applicable preference periods have passed with respect to payments Made to Textron by or on behalf of Obligator.

4. Waivers. Guarantor waives:

(a)
Action Against Others. Any right to require Textron to: institute suit or exhaust remedies against Obligor or any other party liable for any Guaranteed Obligation; enforce Textron's rights in any of the Collateral or other security which is at any time given to secure any Guaranteed Obligation; enforce Textron's rights against any other guarantor of any Guaranteed Obligation; join Obligor or any other party liable for any Guaranteed Obligation in any action seeking to enforce this Guaranty; or exhaust any other remedies available to Textron or resort to any other means of obtaining payment or performance of any Guaranteed Obligation.

(b)
Notices. Notice of the amount of credit extended by Textron to Obligor at any time, whether primary or secondary; notice of the modification or extension of any Guaranteed Obligation; notice of a default or other non-performance by Obligor in connection with any Guaranteed Obligation; notice of the transfer or disposition by Textron of any Guaranteed Obligation; notice of the repossession, sale or other disposition of any of the Collateral; notice of the acceptance of this Guaranty by Textron; demand and presentation for payment upon Obligor or any other party liable for any Guaranteed Obligation; protest, notice of protest and diligence of bringing suit against Obligor or any other party; and any other action or inaction on the part of Textron in connection with this Guaranty or any Guaranteed Obligation.

(c)
Subrogation. Any right which Guarantor may at any time have against Obligor, or any other party liable for any Guaranteed Obligation, as the result of the performance by Guarantor of its obligations under this Guaranty, including, but not limited to, contractual, statutory and common law rights of subrogation, reimbursement and indemnification.

5. Representations and Warranties. Guarantor represents and warrants to Textron that:

(a)	Benefit. Guarantor has received, or will receive, direct or indirect benefit from the creation of the Guaranteed Obligations.

(b)	No Representation by Textron Neither Textron nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

(c)
Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligations contained herein, Guarantor is solvent and has assets which, when fairly valued, exceed its liabilities.

6. Governing Law; Miscellaneous. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Rhode Island, without reference to applicable conflict of law principles. Guarantor consents to the jurisdiction and venue of Rhode Island courts in connection with Textron's enforcement of any of Guarantor's obligations under this Guaranty. This Guaranty shall not be deemed to create any right in any party except as provided herein and shall inure to the benefit of; and be binding upon, the successors and assigns of Guarantor and Textron. Guarantor agrees that Textron may, without the consent of, or notice to, Guarantor, assign all or any portion of its rights hereunder to any other party to which any Guaranteed Obligation is transferred, assigned or negotiated. Guarantor shall be liable for all attorneys' fees and other costs and expenses incurred by Textron in connection with Textron's enforcement of this Guaranty,

The undersigned, pursuant to due corporate or partnership authority, as appropriate, has or have caused this Guaranty to be executed as of the date set forth above.

WITNESS(ES):
By:/s/Norman Bledsoe, Jr.
Name:Norman S Bledsoe, Jr.

Home Address:
308 South Orleans Ave, # 3
Tampa, Florida 33606

CORPORATE OR PARTNERSHIP GUARANTOR
Deer Valley Corporation
By:	/s/ C. G. Masters
Charles G. Masters
Title: President

Address for Notices to Textron:
Textron Financial Corporation
PO BOX 3090
Alpharetta, GA 30023

SOLE OFFICER'S CERTIFICATE

The undersigned, Charles G. Masters, the sole officer of Deer Valley Corporation (the "Company"), in order to induce Textron Financial Corporation ("TFC") to enter into the Agreement(s) (as hereinafter defined), certifies to TFC that:

1. The Company is duly organized, validly existing and in good standing under the laws of the State or Commonwealth of Florida; the Company has full corporate power and authority to execute, enter into and deliver the Guaranty dated February 7, 2007 between the Company and TFC and any and all other documents related thereto, whether now or hereafter executed (the "Agreement(s)"); and all corporate action necessary to authorize the execution, delivery and performance of the Agreement(s) has been taken and such action has not been modified or rescinded in any respect.

2. I am the sole duly elected (or appointed), qualified and acting officer of the Company, having full power and authority to act alone on behalf of the Company with respect to the Agreement(s), including any future modification(s) thereof, and to execute and deliver such other instruments and agreements in connection therewith as I deem necessary or proper. Said power and authority is being relied upon by TFC and shall remain in full force and effect for a period of one year from the date hereof unless TFC shall receive in writing notice of the revocation of my power to so act on behalf of the Company. The signature appearing opposite my name below is my genuine signature.

Name	Office	Signature
Charles G. Masters	President	/s/ C. G. Masters

IN WITNESS WHEREOF, the undersigned has hereunto signed his or her name and imprinted the seal of the Company as of the date set forth below.

By:	/s/ C. G. Masters
Charles G. Masters
Title: President

State of Florida
County of Hillsborough
Sworn to and Subscribed before me this 13th day of February, 2007 at Tampa
State of Florida

/s/ Brenda K. Holland
Notary Public My commission expires: 02/04/2011 (NOTARIAL SEAL) BRENDA K. HOLLAND MY COMMISSION #DD 606176 EXPIRES: February 4, 2011 Bonded Thru Notary Public Underwriters